Exhibit 99.1

Microsoft Cloud Fuels Third Quarter Results

REDMOND, Wash. — April 27, 2021 — Microsoft Corp. today announced the following results for the quarter ended March 31, 2021, as compared to the corresponding period of last fiscal year:

•	Revenue was $41.7 billion and increased 19%
•	Operating income was $17.0 billion and increased 31%
•	Net income was $15.5 billion GAAP and $14.8 billion non-GAAP, and increased 44% and 38%, respectively
•	Diluted earnings per share was $2.03 GAAP and $1.95 non-GAAP, and increased 45% and 39%, respectively
•	GAAP results include a $620 million net income tax benefit explained in the Non-GAAP Definition section below

“Over a year into the pandemic, digital adoption curves aren’t slowing down. They’re accelerating, and it’s just the beginning,” said Satya Nadella, chief executive officer of Microsoft. “We are building the cloud for the next decade, expanding our addressable market and innovating across every layer of the tech stack to help our customers be resilient and transform.”

“The Microsoft Cloud, with its end-to-end solutions, continues to provide compelling value to our customers generating $17.7 billion in commercial cloud revenue, up 33% year over year,” said Amy Hood, executive vice president and chief financial officer of Microsoft.

The following table reconciles our financial results reported in accordance with generally accepted accounting principles (GAAP) to non-GAAP financial results. Additional information regarding our non-GAAP definition is provided below. All growth comparisons relate to the corresponding period in the last fiscal year.

	Three Months Ended March 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2020 As Reported (GAAP)	$35,021	$12,975	$10,752	$1.40
2021 As Reported (GAAP)	$41,706	$17,048	$15,457	$2.03
Net income tax benefit related to India Supreme Court decision on withholding taxes	—	—	(620)	(0.08)
2021 As Adjusted (non-GAAP)	$41,706	$17,048	$14,837	$1.95
Percentage Change Y/Y (GAAP)	19%	31%	44%	45%
Percentage Change Y/Y (non-GAAP)	19%	31%	38%	39%
Percentage Change Y/Y (non-GAAP) Constant Currency	16%	27%	32%	34%

Business Highlights

Revenue in Productivity and Business Processes was $13.6 billion and increased 15% (up 12% in constant currency), with the following business highlights:

•	Office Commercial products and cloud services revenue increased 14% (up 10% in constant currency) driven by Office 365 Commercial revenue growth of 22% (up 19% in constant currency)
•	Office Consumer products and cloud services revenue increased 5% (up 2% in constant currency) and Microsoft 365 Consumer subscribers increased to 50.2 million
•	LinkedIn revenue increased 25% (up 23% in constant currency)
•	Dynamics products and cloud services revenue increased 26% (up 22% in constant currency) driven by Dynamics 365 revenue growth of 45% (up 40% in constant currency)

Revenue in Intelligent Cloud was $15.1 billion and increased 23% (up 20% in constant currency), with the following business highlights:

•	Server products and cloud services revenue increased 26% (up 23% in constant currency) driven by Azure revenue growth of 50% (up 46% in constant currency)

Revenue in More Personal Computing was $13.0 billion and increased 19% (up 16% in constant currency), with the following business highlights:

•	Windows OEM revenue increased 10%
•	Windows Commercial products and cloud services revenue increased 10% (up 7% in constant currency)
•	Xbox content and services revenue increased 34% (up 32% in constant currency)
•	Search advertising revenue excluding traffic acquisition costs increased 17% (up 14% in constant currency)
•	Surface revenue increased 12% (up 7% in constant currency)

Microsoft returned $10.0 billion to shareholders in the form of share repurchases and dividends in the third quarter of fiscal year 2021, an increase of 1% compared to the third quarter of fiscal year 2020.

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Quarterly Highlights, Product Releases, and Enhancements

Every quarter Microsoft delivers hundreds of products, either as new releases, services, or enhancements to current products and services. These releases are a result of significant research and development investments, made over multiple years, designed to help customers be more productive and secure and to deliver differentiated value across the cloud and the edge.

Here are the major product releases and other highlights for the quarter, organized by product categories, to help illustrate how we are accelerating innovation across our businesses while expanding our market opportunities.

Responding to COVID-19

At Microsoft, our focus remains on ensuring the safety of our employees, striving to protect the health and well-being of the communities in which we operate, and providing technology and resources to our customers and partners to help them do their best work while remote. Additional information about Microsoft’s COVID-19 response can be found here.

Environmental, Social, and Governance (ESG)

To better execute on Microsoft’s mission, we focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our investor relations ESG website.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Alice Jolla, chief accounting officer, Keith Dolliver, deputy general counsel, and Brett Iversen, general manager of investor relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on April 27, 2022.

Non-GAAP Definition

The India Supreme Court Decision Impact. In March 2021, the India Supreme Court issued a decision on withholding taxes in the case of Engineering Analysis Centre of Excellence Private Limited vs The Commissioner of Income Tax. The decision involves appeals filed by 86 individual companies operating in India, some dating back to 2012. Microsoft was not a party to any of the appeals but is impacted by the decision.

Microsoft has historically paid India withholding taxes on software sales through distributor withholding and tax audit assessments in India. The India Supreme Court ruled favorably for the companies in the 86 separate appeals, holding that software sales are not subject to India withholding taxes. Although Microsoft was not a party to the appeals, Microsoft’s software sales in India were determined to be not subject to withholding taxes. Therefore, Microsoft recorded a net income tax benefit of $620 million in the third quarter of fiscal year 2021 to reflect the results of the India Supreme Court decision impacting fiscal year 1996 through fiscal year 2016.

Microsoft has provided non-GAAP financial measures related to the India Supreme Court decision to aid investors in better understanding our performance. Microsoft believes these non-GAAP measures assist investors by providing additional insight into its operational performance and help clarify trends affecting its business. For comparability of reporting, management considers non-GAAP measures in conjunction with GAAP financial results in evaluating business performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding our performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Financial Performance Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2020 As Reported (GAAP)	$35,021	$12,975	$10,752	$1.40
2021 As Reported (GAAP)	$41,706	$17,048	$15,457	$2.03
2021 As Adjusted (non-GAAP)	$41,706	$17,048	$14,837	$1.95
Percentage Change Y/Y (GAAP)	19%	31%	44%	45%
Percentage Change Y/Y (non-GAAP)	19%	31%	38%	39%
Constant Currency Impact	$972	$634	$615	$0.08
Percentage Change Y/Y (non-GAAP) Constant Currency	16%	27%	32%	34%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2020 As Reported	$11,743	$12,281	$10,997
2021 As Reported	$13,552	$15,118	$13,036
Percentage Change Y/Y	15%	23%	19%
Constant Currency Impact	$366	$367	$239
Percentage Change Y/Y Constant Currency	12%	20%	16%

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended March 31, 2021
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y Constant Currency
Office Commercial products and cloud services	14%	(4)%	10%
Office 365 Commercial	22%	(3)%	19%
Office Consumer products and cloud services	5%	(3)%	2%
LinkedIn	25%	(2)%	23%
Dynamics products and cloud services	26%	(4)%	22%
Dynamics 365	45%	(5)%	40%
Server products and cloud services	26%	(3)%	23%
Azure	50%	(4)%	46%
Windows OEM	10%	0%	10%
Windows Commercial products and cloud services	10%	(3)%	7%
Xbox content and services	34%	(2)%	32%
Surface	12%	(5)%	7%
Search advertising excluding traffic acquisition costs	17%	(3)%	14%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence in our offerings that may result in competitive harm, legal liability, or reputational harm;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	quality or supply problems;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential liability under trade protection, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	claims against us that may result in adverse outcomes in legal disputes;

•	uncertainties relating to our business with government customers;

•	additional tax liabilities;

•	the possibility that we may fail to protect our source code;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	damage to our reputation or our brands that may harm our business and operating results;

•	adverse economic or market conditions that may harm our business;

•	catastrophic events or geo-political conditions, such as the COVID-19 pandemic, that may disrupt our business;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange and

•	the dependence of our business on our ability to attract and retain talented employees.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of March 31, 2021. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Brett Iversen, General Manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020

Revenue:
Product	$16,873	$15,871	$52,136	$49,894
Service and other	24,833	19,150	69,800	55,088

Total revenue	41,706	35,021	121,936	104,982

Cost of revenue:
Product	4,277	3,376	13,932	11,647
Service and other	8,768	7,599	24,309	22,092

Total cost of revenue	13,045	10,975	38,241	33,739

Gross margin	28,661	24,046	83,695	71,243
Research and development	5,204	4,887	15,029	14,055
Sales and marketing	5,082	4,911	14,260	14,181
General and administrative	1,327	1,273	3,585	3,455

Operating income	17,048	12,975	50,821	39,552
Other income (expense), net	188	(132)	876	62

Income before income taxes	17,236	12,843	51,697	39,614
Provision for income taxes	1,779	2,091	6,884	6,535

Net income	$15,457	$10,752	$44,813	$33,079

Earnings per share:
Basic	$2.05	$1.41	$5.93	$4.34
Diluted	$2.03	$1.40	$5.88	$4.30

Weighted average shares outstanding:
Basic	7,539	7,602	7,554	7,619
Diluted	7,597	7,675	7,617	7,693

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020

Net income	$15,457	$10,752	$44,813	$33,079

Other comprehensive income (loss), net of tax:
Net change related to derivatives	18	(36)	30	(42)
Net change related to investments	(1,705)	3,508	(2,398)	3,665
Translation adjustments and other	(218)	(541)	634	(607)

Other comprehensive income (loss)	(1,905)	2,931	(1,734)	3,016

Comprehensive income	$13,552	$13,683	$43,079	$36,095

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions) (Unaudited)

	March 31, 2021	June 30, 2020

Assets
Current assets:
Cash and cash equivalents	$13,702	$13,576
Short-term investments	111,705	122,951

Total cash, cash equivalents, and short-term investments	125,407	136,527
Accounts receivable, net of allowance for doubtful accounts of $620 and $788	26,322	32,011
Inventories	2,245	1,895
Other current assets	11,640	11,482

Total current assets	165,614	181,915
Property and equipment, net of accumulated depreciation of $49,681 and $43,197	54,945	44,151
Operating lease right-of-use assets	10,673	8,753
Equity investments	5,395	2,965
Goodwill	49,698	43,351
Intangible assets, net	8,127	7,038
Other long-term assets	14,427	13,138

Total assets	$308,879	$301,311

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,412	$12,530
Current portion of long-term debt	8,051	3,749
Accrued compensation	8,032	7,874
Short-term income taxes	2,165	2,130
Short-term unearned revenue	30,083	36,000
Other current liabilities	10,450	10,027

Total current liabilities	72,193	72,310
Long-term debt	50,007	59,578
Long-term income taxes	27,157	29,432
Long-term unearned revenue	2,631	3,180
Deferred income taxes	173	204
Operating lease liabilities	9,272	7,671
Other long-term liabilities	12,941	10,632

Total liabilities	174,374	183,007

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital—shares authorized 24,000; outstanding 7,534 and 7,571	82,308	80,552
Retained earnings	50,735	34,566
Accumulated other comprehensive income	1,462	3,186

Total stockholders’ equity	134,505	118,304

Total liabilities and stockholders’ equity	$308,879	$301,311

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020

Operations

Net income	$15,457	$10,752	$44,813	$33,079

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	2,936	3,118	8,342	9,292

Stock-based compensation expense	1,525	1,338	4,547	3,940

Net recognized losses (gains) on investments and derivatives	(351)	52	(833)	(140)

Deferred income taxes	(88)	(206)	(116)	(436)

Changes in operating assets and liabilities:

Accounts receivable	290	891	5,125	6,778

Inventories	(329)	181	(349)	419

Other current assets	478	94	1,154	(179)

Other long-term assets	(885)	124	(2,446)	(726)

Accounts payable	833	546	1,181	(8)

Unearned revenue	(473)	(736)	(6,764)	(6,564)

Income taxes	1,074	765	(2,277)	(3,042)

Other current liabilities	1,590	695	394	(1,136)

Other long-term liabilities	122	(110)	1,259	725

Net cash from operations	22,179	17,504	54,030	42,002

Financing

Cash premium on debt exchange	(1,754)	0	(1,754)	0

Repayments of debt	(500)	(3,000)	(3,750)	(5,518)

Common stock issued	396	342	1,243	1,003

Common stock repurchased	(6,930)	(7,059)	(20,208)	(17,177)

Common stock cash dividends paid	(4,221)	(3,876)	(12,307)	(11,272)

Other, net	(183)	(1,052)	(339)	(805)

Net cash used in financing	(13,192)	(14,645)	(37,115)	(33,769)

Investing

Additions to property and equipment	(5,089)	(3,767)	(14,170)	(10,697)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(7,512)	(329)	(8,408)	(871)

Purchases of investments	(18,375)	(15,910)	(48,047)	(58,311)

Maturities of investments	15,016	17,247	44,546	47,559

Sales of investments	5,876	2,810	10,711	14,559

Other, net	400	0	(1,356)	0

Net cash from (used in) investing	(9,684)	51	(16,724)	(7,761)

Effect of foreign exchange rates on cash and cash equivalents	(33)	(64)	(65)	(118)

Net change in cash and cash equivalents	(730)	2,846	126	354

Cash and cash equivalents, beginning of period	14,432	8,864	13,576	11,356

Cash and cash equivalents, end of period	$13,702	$11,710	$13,702	$11,710

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020

Revenue
Productivity and Business Processes	$13,552	$11,743	$39,224	$34,646
Intelligent Cloud	15,118	12,281	42,705	34,995
More Personal Computing	13,036	10,997	40,007	35,341

Total	$41,706	$35,021	$121,936	$104,982

Operating Income
Productivity and Business Processes	$6,029	$4,788	$17,916	$14,752
Intelligent Cloud	6,425	4,560	18,339	12,980
More Personal Computing	4,594	3,627	14,566	11,820

Total	$17,048	$12,975	$50,821	$39,552